BlackRock MuniHoldings Insured Fund II, Inc.

FILE #811-09191

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/08/2007	DALLAS TEXAS AREA RAPID TRANS	770,270,000	2,500,000

Goldman, Sachs & Co.; Siebert Brandford Shank & Co., LLC; Banc of America Securities LLC; Popular Securities; First Albany Capital Inc.; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Ramirez & Co., Inc.; Southwest Securities; Walton, Johnson & Company

2/16/2007	PUERTO RICO COMMONWEALTH HIGHWAY & TRANSPORTATION	2,184,860,553	1,200,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

3/14/2007	LEE MEMORIAL HEALTH SYSTEM	270,850,000	5,000,000	SunTrust Capital Markets, Inc.; Banc of America Securities LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
4/18/2007	Miami-Dade County University of Miami	503,140,000	2,400,000

Morgan Stanley & Co. Incorporated; Bear, Stearns & Co. Inc.; Citigroup; Goldman, Sachs & Co.; Merrill Lynch & Co.; Estrada Hinojosa & Company, Inc.; Loop Capital Markets, LLC; Siebert Brandford Shank & Co., LLC

BlackRock MuniHoldings Insured Fund II, Inc.

FILE #811-09191

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/17/2007	Miami-Dade County Intl Airport	600,000,000	7,800,000

UBS Investment Bank; Citigroup Global Markets Inc.; Morgan Stanley & Co. Incorporated; Ramirez & Co., Inc.; Siebert Brandford Shank & Co. LLC; Banc of America Securities LLC; Butler Wick & Co., Inc.; Estrada Hinojosa & Company, Inc.; Goldman, Sachs & Co.; Jackson Securities, LLC; Loop Capital Markets, LLC; Merrill Lynch & Co.; M.R. Beal & Company; Rice Financial Products Company

7/13/2007	Puerto Rico Sales Tax Financing Corp.	2,667,603,528	1,000,000

Goldman, Sachs & Co., Lehman Brothers A.G. Edwards & Sons, Inc.,Banc of America Securities LLC, BBVAPR MSD, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., First Albany Capital Inc., J.P. Morgan Securities, Inc., Loop Capital Markets, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., Oriental Financial Services, Popular Securities, Inc., RBC Capital Markets, Samuel A. Ramirez & Co., Inc., Santander Securities, UBS Securities LLC, Wachovia Bank, National Association

7/20/2007	South Carolina Pub Svc Santee Cooper	342,525,000	15,000,000	Citigroup Global Markets Inc., Goldman, Sachs & Co., Bear, Stearns & Co., Merrill Lynch & Co. , Morgan Stanley & Co. Incorporated.